UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

PHARSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

321 E. Evelyn Ave. 3rd Floor

Mountain View, CA 94040

(Address and zip code of principal executive offices)

(650) 314-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 10, 2006, William Frederick, 42, joined Pharsight Corporation (the “Company”) as Senior Vice President and Chief Financial Officer.

Prior to joining Pharsight, Mr. Frederick was Vice President and Chief Financial Officer of Versata, Inc. from January 2004 to February 2006. Mr. Frederick joined Versata in December 2002 as Corporate Controller and was appointed as acting Chief Financial Officer in November 2003 and then as Vice President and Chief Financial Officer in January 2004. From February 2005 to June 2005, Mr. Frederick was also appointed as the Versata’s interim Chief Executive Officer and President. From August 2000 through March 2002, Mr. Frederick served as Vice President, Finance at Clarent Corporation. From January 2000 through August 2000, Mr. Frederick was Corporate Controller at ACT Networks, Inc. a developer and manufacturer of broadband access equipment that was acquired by Clarent in August 2000. From May 1999 to November 1999, Mr. Frederick was the Chief Financial and Administrative Officer of IAM.com, Inc, a business-to-business web application company. Mr. Frederick holds a M.B.A degree from California State University at Long Beach and a bachelor’s degree in finance from California State University at Fullerton.

Pursuant to the offer letter dated April 5, 2006 entered into between the Company and Mr. Frederick, Mr. Frederick will receive an annual base salary of $250,000 and, subject to the approval of the Company’s Board of Directors, an option to purchase 250,000 shares of the Company’s Common Stock at the then current fair market value, which will vest over a four-year period, at a rate of 25% upon the first anniversary of the date of grant and equal monthly installments thereafter. In the event of a change of control of the Company, the vesting schedule of Mr. Frederick’s options will accelerate by one (1) year. In addition, Mr. Frederick will be eligible to receive an annual performance bonus targeted at 35% of his base salary, with the actual amount of such bonus, if any, to be determined by the Compensation Committee of the Board of Directors in its sole discretion. In the event that Mr. Frederick’s employment is terminated by the Company without cause or, if within six (6) months of a change of control Mr. Frederick resigns for good reason, the Company will continue to pay Mr. Frederick’s base salary and health care benefits for twelve (12) months following the date of such termination or resignation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By:	/s/ Shawn M. O’Connor
Shawn M. O’Connor
President and Chief Executive Officer

Date: April 10, 2006